**ACTION BY UNANIMOUS WRITTEN CONSENT
BY THE BOARD OF DIRECTORS OF
SUGARMADE, INC.**

December 31, 2014

In accordance with Section 141(f) of the Delaware General Company Law and the Bylaws of Sugarmade, Inc., a Delaware Corporation (the "***Company***"), the undersigned, constituting all of the directors of the Company (collectively, the "***Board of Directors***" or the "***Board***"), hereby take the following action and adopts the following resolutions, effective for all purposes as of the date set forth above:

1. **Appointment of Audit Committee Chair.**

   RESOLVED, that Mr. Er Wang is hereby elected as the Audit Committee Chair, to serve until his successor is duly elected and qualified.

2. **Omnibus Resolution.**

   RESOLVED, that the officers of the Company are hereby authorized and directed to do or cause to be done any and all such further acts and things to execute and deliver any and all such additional documents they may deem necessary or appropriate in order to carry into effect the purposes and intent of the foregoing resolutions, including, but not limited to, such action and to file such documents as may be necessary or appropriate to comply with federal and state laws, and all prior actions taken by the officers of the Company in connection herewith are ratified, confirmed and approved.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the undersigned have executed this Action by Unanimous Written Consent of as of the date first set forth above.

Jimmy Chan
Chairman

Waylan Huang
Director

Er Wang
Director